EXHIBIT 10.3

LICENSE AGREEMENT

LICENSE AGREEMENT, dated as of January 7, 1999 (the “Effective Date”), by and between ARCHIPELAGO HOLDINGS, L.L.C., a Delaware limited liability company with its principal offices located at 100 South Wacker Drive, Suite 2060, Chicago, IL 60606, and TOWNSEND ANALYTICS, LTD., an Illinois corporation with its principal offices located at 100 South Wacker Drive, Suite 2040, Chicago, Illinois 60606 (“TAL”).

WITNESSETH:

WHEREAS, Archipelago Holdings, L.L.C., through its Affiliates, will operate an “electronic communications network” (“ECN”) as contemplated by the Limited Liability Company Agreement of Archipelago Holdings, L.L.C.;

WHEREAS, TAL has developed certain software for operating an ECN and Archipelago Holdings, L.L.C. desires to use such software;

WHEREAS, TAL is willing to license such software to Archipelago and Archipelago is willing to accept such license, pursuant to the terms and subject to the conditions set forth below;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, as well as good and valuable consideration, including $10.00 paid to TAL, the receipt of which is hereby acknowledged, Archipelago Holdings, L.L.C. and TAL hereby agree and contract with one another as follows:

ARTICLE I

DEFINITIONS

1.1           DEFINITIONS. For the purpose of this License Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling 25% or more of the outstanding voting securities of or other ownership interests in such Person or (iii) any officer, director, manager or partner of such Person.

“Archipelago” means Archipelago Holdings, L.L.C., a Delaware limited liability company that is the signatory to this License Agreement and all Affiliates of Archipelago Holdings, L.L.C. existing as of the Effective Date or any entity that shall in the future become an Affiliate of Archipelago Holdings, L.L.C.

“Archipelago Materials” means any hardware, software, firmware, databases,

platforms or other materials used to operate the Software except software specifically developed by TAL.

“Archipelago Subscriber” means any Person who is subscribing or will subscribe to the Services, as defined below, of Archipelago on the Effective Date of this License Agreement or thereafter.

“Business Day” means any day other than a Sunday or a day on which banking institutions in Chicago, Illinois are authorized or obligated by law, regulation or executive order to be closed.

“Development” means any fix, update, upgrade, development, improvement or modification of the Software, including new versions and new releases, resulting from a request from Archipelago pursuant to the Support Agreement.

“Documentation” means all written or electronically recorded materials prepared by or on behalf of TAL relating to the Software, including all Functional Specifications and Technical Specifications.

“ECN” means an electronic communications network, as such term is defined in Rule 11Ac1-1(a)(8) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although the ECN to be operated by Archipelago will initially be limited to handling Nasdaq securities, for purposes of this License Agreement it is assumed that Archipelago’s ECN may in the future be expanded to handle exchange-listed securities as well. In addition, if ECNs are in the future permitted, and Archipelago’s ECN elects, to operate, register and be regulated as an “exchange” within the meaning of Section 3(a)(1) of the Exchange Act, this License Agreement will continue to apply to Archipelago’s ECN if and when it becomes registered as an exchange.

“Enhancements” means fixes, updates, upgrades, developments, improvements or modifications of the Software, including new versions and new releases, or any part thereof, developed by TAL or it Affiliates independently of any request by Archipelago for a Development under the Support Agreement or otherwise acquired by TAL or its Affiliates during the term of the Support Agreement.

“Functional Specifications” means the operational capabilities of the Software and the Enhancements thereto.

“Governmental Body” means any supranational body or organization, country or government (federal, state, local, or foreign), any governmental or regulatory body thereof, any political subdivision thereof, any agency, instrumentality or authority thereof, any self-regulatory organization the rules and regulations of which are enforceable by law (including any such securities, futures or commodity exchange), or any court of competent jurisdiction.

“Intellectual Property Right” means any patent, copyright, trademark, service mark (and any application or registration respecting the foregoing), trade secret, know-how and other intellectual property right of any type.

“License Agreement” means this License Agreement.

“Object Code” means the computer readable code for the Software and Enhancements, which has been translated by a compiler for execution on Archipelago’s computer.

“Person” shall mean an individual, corporation (including any non-profit corporation), association, general or limited partnership, organization, business, firm, limited liability company, joint venture, trust, estate, or other entity, association or organization, whether constituting a separate legal entity or not.

“Services” means the services provided by Archipelago to Archipelago Subscribers.

“Software” means the software developed by or on behalf of TAL or its Affiliates that is used to operate the business of Archipelago, together with any Enhancements or Developments thereto developed, licensed or acquired by TAL or its Affiliates. Specific components of the Software are listed on Schedule A hereto.

“Source Code” means the form of code for the Software, which is human readable and which can be translated by a compiler for execution on Archipelago’s computer.

“Subscriber Agreement” means the agreement that an Archipelago Subscriber may execute in order to utilize the Service.

“Support Agreement” means the Support, Development and Enhancement Agreement dated as of the Effective Date between TAL and Archipelago.

“Technical Specifications” means the technical specifications developed, licensed or acquired by or on behalf of TAL or its Affiliates for or in connection with the Software.

ARTICLE II

LICENSE

2.1           SOFTWARE LICENSE. TAL hereby grants to Archipelago a royalty free, worldwide, perpetual, nontransferable (except as provided herein), exclusive (as provided herein) license to use, reproduce, display, distribute (as provided in Section 2.2), modify, enhance and create derivative works of the Software for any business purpose of Archipelago. Such business purpose may not consist solely of the distribution of the Software for a fee. Except as specified herein, such license shall extend to Object Code, Source Code and the Documentation.

2.2           RIGHT TO SUBLICENSE. TAL hereby grants to Archipelago the right to grant a sublicense to use the Software, in Object Code only, to any entity that is not an Affiliate provided that any such sublicense must be in furtherance of a business purpose of Archipelago. Such business purpose may not consist solely of the distribution of the Software for a fee.

2.3           EXCLUSIVITY OF LICENSE. TAL agrees that the license granted herein to the elements of the Software listed on Schedule A and designated as exclusive shall be exclusive to Archipelago, and that no other license will be granted by TAL or any of its Affiliates in respect of such Software. The license to all other elements of the Software listed on Schedule A shall be non-exclusive.

2.4           EXCLUSIVE FIELD OF USE. So long as Archipelago, or a valid transferee of Archipelago’s rights hereunder, shall operate an ECN or exchange (with the meaning of Section 3(a)(1) of the Exchange Act or proposed Rule 3a1-1 under the Exchange Act, as the same may be from time to time be re-proposed, adopted or amended) or other facility for matching or executing orders that provides for the trading of equity securities (i) of United States issuers or (ii) of non-United States issuers whose equity securities are listed for trading on a United States stock exchange or trade through the NASDAQ system, TAL agrees that it will not license the Software to any other Person for such purpose or use the Software itself for such purpose. This exclusive field of use does not extend to the routing of orders for the securities described above to other execution points.

2.5           TRANSFER OF LICENSE. This License Agreement may only be transferred in a sale of all or substantially all of the assets of Archipelago or a sale of a majority of the voting interests of Archipelago provided that, in the case of a sale of all or substantially all of the assets of Archipelago, such third party must agree to be bound by the terms of this License Agreement. This License Agreement may not be sold in any liquidation, foreclosure or insolvency proceeding unless it is sold with all or substantially all the assets of Archipelago.

2.6           OWNERSHIP. Any modification or enhancement of, or derivative work relating to, the Software developed by Archipelago or any third party consultants hired by Archipelago will be the property of Archipelago. Any Enhancements developed or acquired by TAL will be property of TAL and shall be considered Software under the License Agreement, and Archipelago shall have the rights to such Software specified in the License Agreement. Unless otherwise agreed by the Parties at the time of a request for a Development or thereafter, any Development shall be the property of TAL and shall be considered Software under the License Agreement, and Archipelago shall have the rights to such Software as specified in the License Agreement.

2.7           REGULATORY LICENSES AND PERMISSIONS. Archipelago shall be responsible for obtaining and maintaining all regulatory licenses, permissions and approvals necessary to operate an ECN.

2.8           NECESSARY EQUIPMENT. Archipelago shall be responsible for providing all hardware and third party software required to operate the Software, including, but not limited to the Microsoft Windows operating system and Microsoft SQL Server. If requested by Archipelago or any of its Affiliates, TAL will provide a list, which may be modified from time to time, of currently recommended hardware and software.

ARTICLE III

DELIVERY OF OBJECT CODE, DOCUMENTATION,

AND SOURCE CODE

3.1           OBJECT CODE AND DOCUMENTATION. TAL has provided to Archipelago the Object Code and all available Documentation for the Software, and TAL has installed the Object Code on Archipelago equipment at TAL’s principal office location. Upon Archipelago’s request, TAL will install from time to time the Software at Archipelago’s backup location or at any other location designated by Archipelago from time to time. Archipelago will reimburse TAL for its reasonable out-of-pocket travel and living expenses, if any, incurred with any such installation.

3.2           SOURCE CODE. TAL shall provide to Archipelago’s Chief Technology Officer the Source Code for the most current version of the Software. If any changes are made to the Source Code, TAL shall promptly, but in no event later than two (2) business days after a request by Archipelago, provide the Source Code for the Software to Archipelago. TAL will also provide Archipelago all Documentation relating thereto and with instructions regarding relevant third party compilers and libraries necessary to compile the Source Code. Archipelago is responsible for obtaining those compilers and libraries and for ensuring that they are properly licensed to Archipelago. Upon Archipelago’s request, TAL will promptly install the Source Code on one or more computers provided by Archipelago that contain the appropriate compilers and ascertain that the Source Code compiles. Archipelago will reimburse TAL for its reasonable out-of-pocket travel and living expenses, if any, incurred with any such installation.

ARTICLE IV

INDEMNIFICATION

4.1           INDEMNIFICATION BY TAL. TAL, at its own expense, shall indemnify and hold harmless Archipelago and their respective directors, managers, partners, officers, employees, members, shareholders and agents from and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including attorneys’ fees, relating to any claim that the Software, including any Object Code, Source Code or Documentation, used hereunder infringe or violate any patents, copyrights, trade secrets, licenses or other proprietary rights of any third party, except to the extent that any such infringement is due to (i) any Archipelago Materials or (ii) any modifications by a party other than TAL or one of its Affiliates and other than at the direction of, or pursuant to instructions from, TAL or one of its Affiliates. In the event of any such infringement or violation, TAL shall use its best efforts to either (x) modify or replace infringing portions of the Software with software of substantially similar functionality, or (y) obtain license(s) for the infringing portions.

4.2           INDEMNIFICATION BY ARCHIPELAGO. Archipelago may, in its sole discretion, have Archipelago Subscribers execute Subscriber Agreements with Archipelago. Such Subscriber Agreements may include an indemnification in a form approved by TAL, in its reasonable business judgment, in favor of TAL for claims, demands, causes of action, debts or liabilities, including attorneys’ fees, arising out of the use of the Service by the Subscriber. In such cases in which Archipelago does not obtain a Subscriber Agreement containing such an indemnity, Archipelago, at its own expense, shall indemnify and hold harmless TAL and its Affiliates, and their respective directors, partners, officers, employees, shareholders and agents from and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including attorneys’ fees, to the extent that it is based on a claim arising out of the use of the Service by the Subscriber, but such indemnity shall only apply to the extent that such claim is not due to TAL’s gross negligence or willful misconduct or to any obligation of TAL to indemnify Archipelago pursuant to Section 4.1.

4.3           NOTICE OF ASSERTED LIABILITY. Promptly after receipt by any party (the “Indemnitee”) of notice of any claim or the commencement of any action against it in respect of which indemnity or reimbursement may be sought hereunder (an ‘Assertion”), such Indemnitee shall promptly give written notice of the Assertion (the “Claims Notice”) to any other party (or parties) obligated to provide indemnification pursuant to this Article (the “Indemnitor”), but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to the Indemnitee hereunder except to the extent such Indemnitor has been materially prejudiced thereby. The Indemnitor shall have the right to assume the defense of such Assertion, at its own expense, with counsel chosen by the Indemnitor and reasonably satisfactory to the Indemnitee. Notwithstanding that the Indemnitor may elect to assume the defense of any Assertion, the Indemnitee shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnitee, but in such event the fees and expenses of such counsel shall be paid by such Indemnitee unless (a) the Indemnitor shall have agreed to pay such fees and expenses, (b) the Indemnitor shall have failed to assume the defense of such Assertion with counsel reasonably satisfactory to such Indemnitee or (c) in the reasonable judgment of such Indemnitee, based upon the written advice of its counsel, a conflict of interest exists between the Indemnitor and such Indemnitee with respect to such Assertion (in which case, if such Indemnitee notifies the Indemnitor that such Indemnitee elects to employ separate counsel, the Indemnitor shall not assume the defense of such Assertion on behalf of such Indemnitee and shall be obligated to pay the reasonable fees and expenses of such separate counsel). Notwithstanding anything to the contrary in this Section, the Indemnitor shall not, without the written consent of such Indemnitee (which consent shall not be unreasonably withheld or delayed), settle or compromise any action in any manner that, in the reasonable judgment of such Indemnitee or its counsel, may adversely affect such Indemnitee; provided, however, that the Indemnitor may, without the written consent of the Indemnitee, settle or compromise any action or consent to the entering of any judgment which is for money damages only and includes as an unconditional term thereof the delivery by the claimant or plaintiff to such Indemnitee of a duly executed written release of such Indemnitee from all liability in respect of such Assertion, which release shall be satisfactory in form and substance to counsel to such Indemnitee.

ARTICLE V

LIMITATION OF LIABILITY

5.1           IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, DAMAGES FROM LOSS OF USE, DATA, PROFITS OR BUSINESS OPPORTUNITIES, OR FAILURE TO ACHIEVE COST SAVINGS, IN CONTRACT, TORT OR OTHERWISE, EVEN IF EITHER PARTY SHALL HAVE BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH LOSS, COST OR DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS LICENSE AGREEMENT. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS OF LIABILITY OF THIS SECTION 5.1 WILL NOT APPLY TO THE INDEMNIFICATION OBLIGATIONS OF ARCHIPELAGO OR TAL PURSUANT TO ARTICLE IV OR FOR VIOLATIONS OF ARTICLE VI.

ARTICLE VI

CONFIDENTIALITY

6.1           DISCLOSURE OF CONFIDENTIAL INFORMATION.

(a)           The parties acknowledge that each party (in such capacity, a “Disclosing Party”) has disclosed or will disclose certain Confidential Information to the other and its Affiliates (in such capacity, a “Receiving Party”). For purposes hereof, and subject to the provisions of Section 6.2, the term “Confidential Information” means (i) the Software and Documentation, (ii) any information relating to the Disclosing Party or its Affiliates and designated in writing as confidential, proprietary or marked with words of like import, (iii) any information relating to the Disclosing Party or its Affiliates that is orally conveyed, if the Disclosing Party provides specific written notice that such oral communication shall be deemed Confidential Information and delivers such writing to the Receiving Party within ten (10) days of the oral conveyance and (iv) any information that the Receiving Party should know in its reasonable business judgment is the Confidential Information of the Disclosing Party.

(b)           The Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information and agrees not to reveal or disclose any Confidential Information for any purpose (except as permitted by the second immediately succeeding sentence) to any other Person who is not an employee, manager, consultant, member or Affiliate of the Receiving Party, or to use any Confidential Information for any purpose other than as contemplated hereby, in each case, without the prior written consent of the Disclosing Party. The

Receiving Party agrees to maintain adequate security procedures and take reasonable precautions (no less rigorous than the Receiving Party takes with respect to its own comparable Confidential Information, but, in no event, less than due diligence and care) to prevent misuse, unauthorized or inadvertent disclosure or loss of the Confidential Information of the Disclosing Party. In the event that a Receiving Party wishes to disclose Confidential Information to one of its professional advisors, consultants, agents or business partners it may do so only if such third party agrees to abide by the terms of this Article VI.

6.2           EXCLUSIONS. Notwithstanding anything contained herein to the contrary, Confidential Information shall not include information which:

(a)           at or prior to the time of disclosure by the Disclosing Party was known to the Receiving Party other than by reason of unlawful appropriation by the Receiving Party;

(b)           at or after the time of disclosure by the Disclosing Party becomes generally available to the public through no act or omission on the Receiving Party’s part;

(c)           is developed by the Receiving Party independent of any Confidential Information it receives from the Disclosing Party;

(d)           is received by the Receiving Party from a third party not known by the Receiving Party not to be free to make such disclosure without breach of any legal obligation; or

(e)           is required to be disclosed pursuant to any statute, regulation, order, subpoena or document discovery request, provided that prior written notice of such disclosure is furnished to the Disclosing Party as soon as practicable in order to afford the Disclosing Party an opportunity to seek a protective order (it being agreed that if the Disclosing Party is unable to obtain or does not seek a protective order and the Receiving Party is legally compelled to disclose such information, disclosure of such information may be made without liability).

6.3           NOTIFICATION OF PROHIBITED USE OR DISCLOSURE. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any prohibited use or disclosure of the Confidential Information, or any other breach of this Article by the Receiving Party, and shall fully cooperate with the Disclosing Party to help the Disclosing Party, to the extent practicable, regain possession of the Confidential Information and prevent the further prohibited use or disclosure of the Confidential Information.

6.4           THIS LICENSE AGREEMENT. The terms of this License Agreement shall be deemed to be Confidential Information of both parties but may be disclosed by Archipelago to its permitted sublicensees and prospective sublicensees who agree to be bound by the confidentiality provisions of the License Agreement.

6.5           COPYRIGHT NOTICES. The Receiving Party agrees that it will not remove any statutory copyright notice or evidence of confidentiality contained on or included in the Confidential Information. The Receiving Party will reproduce any such notice or evidence on any reproduction of all or any part of the Confidential Information, and, if requested by the Disclosing Party, will, at the election of the Receiving Party, either attach such a notice or evidence on any Confidential Information inadvertently provided without such a notice or evidence, or return or destroy such Confidential Information.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1           TAL’S REPRESENTATIONS AND WARRANTIES. TAL represents and warrants that:.

(a)           TAL has the full power and authority to execute, deliver and perform this License Agreement.

(b)           This License Agreement has been duly and validly authorized, executed and delivered by TAL and constitutes a valid and binding obligation of TAL enforceable in accordance with its terms.

(c)           The execution, delivery and performance by TAL of this License Agreement as contemplated hereby will not (i) conflict with, or result in the breach or termination of, or constitute a default under, any agreement of any kind or any judgment or decree, to which TAL is in any way bound, except for such conflicts, breaches or defaults as would not, in the aggregate, have a material adverse effect on the ability of TAL to perform its obligations under this License Agreement or (ii) constitute a violation by TAL of any applicable law or regulation of any Governmental Body, or any rule or written policy of any industry association of competent jurisdiction, or require TAL to obtain or make any consent, approval, or filing of any kind with, or notification to, any Person or Governmental Body, or any industry association the sanctions of which are enforced by law or subject Archipelago to any penalty or sanction.

(d)           TAL will keep the Software free at all times from liens or encumbrances.

(e)           The Software and the marketing of the Service thereof by Archipelago and the use of the Service by Subscribers does not and will not in any manner contravene, breach or constitute an unauthorized use, infringement, or misappropriation of any Intellectual Property Right or any other property or proprietary right of any Person, provided that the foregoing representations and warranties in this clause (e) will not apply to the Software to the extent it has been modified by a party other than TAL or one of its Affiliates and other than at the direction of, or pursuant to instructions from, TAL or one of its Affiliates.

(f)            TAL owns all, or has the rights to, the Intellectual Property Rights in the Software, Object Code, Source Code and Documentation and has all rights necessary to grant the licenses and rights it grants hereunder under on the terms and conditions provided herein without the approval or consent of any third party.

(g)           TAL has taken reasonable steps to protect and maintain the Intellectual Property Rights in the Software, Object Code, Source Code and Documentation.

(h)           The Software listed on Schedule A provides functionality that is substantially the same as the software currently used by TAL to provide ECN and related broker/dealer services, including but not limited to order routing and matching, gateways, trade reporting, trade processing and exception processing; provided, however, that such functionality does not include (1) the display of market price quotations, news, and other information for analysis as provided by TAL’s RealTick III software, and (2) initiating order entry, position management, etc. as provided by TAL’s RealTrade software; both RealTick III and RealTrade will be made available to Archipelago pursuant to a separate License and Distribution Agreement.

(i)            Prior to January 1, 1999, the Software shall recognize the advent of the year 2000 and will correctly recognize and manipulate date information relating to dates on or after January 1, 2000, including any leap years, and the operation and functionality of the Software will not be adversely affected by the advent of the year 2000 or any manipulation of data featuring information relating to dates. The Software will comply with all regulatory and governmental requirements concerning year 2000 compliance. TAL shall use its best efforts to remediate any deficiency in the Software concerning year 2000 compliance.

(j)            To the best of TAL’s knowledge, TAL represents and warrants that the Software does not and will not, contain any “viruses.” TAL further represents and warrants that the Software does not and will not, contain any “time-bombs,” “usage authorization codes,” or other codes or programming devices that might or might be used to access, modify, delete, damage, deactivate or disable the Software or other software, computer hardware or data of Archipelago, other than with respect to TAL’s “permissioning system” which TAL shall remove from the Software as soon as reasonably practical following a request by Archipelago.

(k)           TAL is not subject to any contractual or other obligation or restriction that prohibits or would prohibit, or impairs or would impair, its grant of licenses and rights or the performance of its obligations hereunder upon the terms and conditions provided herein.

(l)            TAL EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE SOFTWARE, DOCUMENTATION AND RELATED MATERIALS, OR THEIR QUALITY OF PERFORMANCE INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. TAL MAKES NO REPRESENTATION CONCERNING THE LIKELIHOOD OF PROFITABLE TRADING USING THE SOFTWARE AND DOCUMENTATION. EXCEPT AS PROVIDED HEREIN, THE SOFTWARE ARE LICENSED “AS IS” AND “WITH ALL FAULTS”.

(m)          EXCEPT AS OTHERWISE PROVIDED IN CLAUSES (i) AND (j) OF THIS SECTION 7.1, TAL DOES NOT WARRANT THAT THE SOFTWARE OR THE DOCUMENTATION WILL BE ERROR OR BUG FREE OR THAT ALL ERRORS IN THE SOFTWARE CAN BE CORRECTED.

7.2           REPRESENTATIONS AND WARRANTIES OF ARCHIPELAGO. Archipelago represents and warrants to TAL that:

(a)           Archipelago has the full power and authority to execute, deliver and perform this License Agreement.

(b)           This License Agreement has been duly and validly authorized, executed and delivered by Archipelago and constitutes a valid and binding obligation of Archipelago enforceable in accordance with its terms.

(c)           The execution, delivery and performance by Archipelago of this License Agreement as contemplated hereby will not (i) conflict with, or result in the breach or termination of, or constitute a default under, any agreement of any kind or any judgment or decree, to which Archipelago is in any way bound, except for such conflicts, breaches or defaults as would not, in the aggregate, have a material adverse effect on the ability of Archipelago to perform its obligations under this License Agreement or (ii) constitute a violation by Archipelago of any applicable law or regulation of any Governmental Body, or any rule or written policy of any industry association of competent jurisdiction, or require Archipelago to obtain or make any consent, approval, or filing of any kind with, or notification to, any Person or any Governmental Body, or any industry association the sanctions of which are enforced by law.

(d)           Archipelago holds all permits, registrations, licenses, variances, exemptions, orders and approvals from Governmental Bodies which are material to the performance by Archipelago of its obligations under this Agreement in the jurisdictions in which Archipelago proposes to perform such obligations (collectively, the “Archipelago Permits”), except for such permits, registrations, licenses, variances, exemptions, orders and approvals that have not been received as of the Effective Date and which Archipelago will seek within a reasonable period after the Effective Date. Archipelago is in compliance with the terms of all Archipelago Permits it currently holds, except where any such non-compliance would not, in the aggregate, have a material adverse effect on the ability of Archipelago to perform its obligations under this Agreement. Archipelago is in compliance with all federal, state, local and foreign laws, statutes, ordinances, codes, regulations, orders, requirements, standards and procedures of any Governmental Body which are applicable to its businesses except where any such non-compliance would not, in the aggregate, (x) have a material adverse effect on the ability of Archipelago to perform its obligations under this Agreement, (y) cause TAL to violate any such federal, state, local or foreign law, ordinance, code, regulation, order, requirement, standard or procedure or (z) subject TAL to any increased cost or penalty.

ARTICLE VIII

SALE OF TAL’S BUSINESS

8.1           CONDITIONS OF SALE OR TRANSFER. As a condition to the sale, transfer, lease, assignment or other disposition by TAL of all or more than a de minimis portion of TAL’s businesses or assets relating to TAL’s performance hereunder, TAL shall require that such Person execute an instrument in form and substance reasonably satisfactory to Archipelago agreeing to be bound by the provisions of this License Agreement as and to the extent of TAL.

ARTICLE IX

MISCELLANEOUS

9.1           USE OR SALES TAX. Archipelago will be responsible for paying, as and when due, any use or sales tax required to be paid in connection with the use of the Software.

9.2           FEES. Archipelago shall be responsible for paying any and all fees related to the use of the Software which may be charged or applied by the SEC, the NASD, or other regulatory and/or Governmental Bodies.

9.3           WAIVER OF COMPLIANCE. Any failure of either party to comply with any obligation hereunder may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation shall not operate as a waiver of, or estoppel with respect to, any subsequent failure.

9.4           NOTICES. Any notice or other communication required or permitted hereunder shall be in writing, and shall have been sufficiently given if hand delivered, signature required, if sent by certified or registered mail, return receipt required, if sent by overnight delivery service, signature required, or if sent by telecopy and promptly confirmed by dispatching the hard copy by another permitted method of giving notice. Notice given by hand delivery, certified or registered mail or overnight delivery service shall be effective upon receipt of signature, and notice first given by telecopy shall be effective upon telephonic confirmation of receipt of the appropriate number of pages and dispatch of the hard copy. Notices or other communications shall be delivered or telecopied to the address or telecopy number set forth below (or to such other address or telecopy number as a party by notice to the other may provide):

If to Archipelago, to:

Archipelago Holdings, L.L.C.

100 South Wacker Drive, Suite 2060

Chicago, IL 60606

Fax:

Voice number for confirmation: 312-960-1314

Attention:  Chief Executive Officer

If to TAL, to:

Townsend Analytics; Ltd.

100 South Wacker Drive

Suite 2040

Chicago, Illinois 60606

Attention: President

9.5           CONSENT TO JURISDICTION. Each party consents specifically to the non-exclusive jurisdiction of the federal courts of the United States sitting in the Northern District of Illinois and the courts of the State of Illinois sitting in the County of Cook (and any court to which an appeal therefrom may be taken) for purposes of all legal proceedings arising out of or relating to this License Agreement or the transactions contemplated hereby, and each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party irrevocably waives its right to a trial by jury and consents that service of process may be effected by mail in accordance with the notice provisions contained in this Section 9.5.

9.6           ENFORCEMENT OF AGREEMENT. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this License Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to seek an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

9.7           COMPLETE AGREEMENT; AMENDMENTS. This License Agreement may not be amended, supplemented or modified except by written agreement executed by both Parties. This License Agreement (including the Exhibits and Schedules) contains, and is intended as, a complete statement of the arrangements between the parties with respect to the subject matter and supersedes all prior agreements between the parties with respect to those matters. This License Agreement shall supersede and replace any previous agreement or understanding between the parties with respect to the confidential or proprietary information of either party, with effect from the first date of disclosure of such information.

9.8           SEVERABILITY. If any term or clause of this License Agreement is held to be illegal, invalid or unenforceable, the validity or enforceability of the remainder of this License Agreement shall not be affected thereby. If any Governmental Body construes any term or clause of this License Agreement to be unreasonable because of the duration of such term or clause, such Governmental Body shall have the power to reduce the duration of such term or clauses and to enforce such term or clause as so reduced.

9.9           COUNTERPARTS. This License Agreement may be executed in any number of separate counterparts, each such separate counterpart shall be an original instrument, and all such counterparts shall together constitute the same agreement.

9.10         GOVERNING LAW. This License Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to the principles of conflicts of laws thereof.

9.11         BINDING EFFECT: NO THIRD-PARTY BENEFICIARIES; ASSIGNMENT. This License Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this License Agreement shall create or be deemed to create any rights in any Person other than TAL or members of Archipelago. Except as provided elsewhere in this Agreement no party may assign any of its rights or delegate any of its duties under this License Agreement without the prior written consent of the other not to be unreasonably withheld or delayed.

9.12         RELATIONSHIP OF THE PARTIES. There is no joint venture, partnership, agency or fiduciary relationship existing between the parties and the parties do not intend to create any such relationship by this License Agreement.

9.13         NO BROKERS OR FINDERS. Archipelago and TAL respectively represent and warrant to the other that it has not employed or utilized the services of any broker or finder in connection with this License Agreement or the transaction contemplated hereby.

9.14         FORCE MAJEURE. Neither TAL nor any of its Affiliates, or Archipelago shall be liable or deemed to be in default under any provision of this License Agreement for any delay or failure to perform under this License Agreement resulting directly or indirectly from any cause beyond the reasonable control of TAL, any Affiliates of TAL, or Archipelago (as the case may be), including, without limitation, Acts of God, war, fire, electrical failure, explosion, earthquake, flood, elements, governmental order or regulation, acts of public enemy, labor disputes, strikes, lockouts, supply shortages, equipment failures, malfunctions of software provided by third parties and other failures or delays or failures caused by third parties (including third party providers of services used in connection with the performance of this License Agreement).

IN WITNESS WHEREOF, the parties have executed this License Agreement as of the date first above written.

ARCHIPELAGO HOLDINGS, L.L.C.

BY:	/S/ GERALD D. PUTNAM

PRINT NAME: GERALD D. PUTNAM
PRINT TITLE: CHIEF EXECUTIVE OFFICER

TOWNSEND ANALYTICS LTD.

BY:	/S/ STUART TOWNSEND
PRINT NAME: STUART TOWNSEND
PRINT TITLE: PRESIDENT

SCHEDULE A

CO-OWNED SOFTWARE

I.              GATEWAYS — Provide access to external systems.

1.             Client Access - Gateways that connect the client’s desktop application to the Trade Server over the WAN or the Internet.

•              FIX Gate & FIX Reporter

•              CMS Gate

2.             External Liquidity — Gateways that connect to external sources of liquidity.

•              SelectNet

•              ISI

•              ISLAND

•              SOES

•              Bloomberg

•              Instinet

•              MASH

•              CSS

II.            ORDER MANAGING AND EXECUTING — The hub of the system, which executes or routes orders based upon internal rules.

1.             Managing and routing - The client’s desktop software communicates to the Trader Server through one of the client access gateways. The Trade Server maintains the client’s order and application information. It will decide where to route based upon client preferences and internal rules.

•              Trade server

2.             ECN Book Server - Has the logic and information that is used to execute the client’s order, post it to the national market or place it on the internal book. Provides an audit trail and publishes the top of the book.

•              ELF’s Trade server

•              ELF (ELF is comprised of the following functions: (i) a NASDAQ interface, (ii) matching function, and (iii) processing of trades and quotes. ELF is the exclusive element of this License Agreement to the extent that TAL shall not license, whether directly or indirectly through a sublicense through one or more intermediaries, all three functionalities of ELF to any other party)

•              ABBA

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III.           BROKERAGE OPERATION AND CLEARING —

1.             Clearing - Is a match and forward environment. Places the executions into a file and forwards the file to Southwest Securities.

•              Trade Capture SK

•              Trade Capture

•              Clearing Gateway

•              Exception Processing

2.             Brokerage Operation — Maintains the customer’s account and billing information. Handles all regulatory requirements and management reporting.

•              HTML Risk Manager

•              HTML Account Manager

•              ECN Billing

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